Exhibit (h.4)(vi)

KOPP FUNDS, INC.

FOURTH AMENDMENT TO THE

FULFILLMENT SERVICING AGREEMENT

THIS FOURTH AMENDMENT dated as of September 30, 2004, to the Fulfillment Servicing Agreement, dated as of October 1, 1997, as amended (the "Agreement"), is entered by and between Kopp Funds, Inc., a Minnesota corporation (the “Company”), Kopp Investment Advisors, LLC, a Minnesota limited liability company (the “Advisor”), Centennial Lakes Capital, LLC, a Minnesota limited liability company (the “Distributor”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”), shall be as follows:

RECITALS

WHEREAS, the parties have entered into a Fulfillment Servicing Agreement; and

WHEREAS, the Company, Advisor, Distributor and USBFS desire to amend said Agreement; and

WHEREAS, the parties would like to add Kopp Total Quality Management Fund Class A, C and I shares to the Agreement;

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superceded and replaced with Exhibit A attached hereto.

Except to the extent supplemented hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

KOPP FUNDS, INC.

KOPP INVESTMENT ADVISORS, LLC

By: ___________________________

By: ___________________________

Title:__________________________

Title:__________________________

CENTENNIAL LAKES CAPITAL, LLC

U.S. BANCORP FUND SERVICES, LLC

By: ___________________________

By: ___________________________

Title:_______________________________

Title:________________________________

Exhibit A

to the

Fulfillment Servicing Agreement

(Effective September 30, 2004)

Separate Series of Kopp Funds, Inc.

Name of Series

Date Added

Emerging Growth Fund

Class A

October 1, 1997

Class I

October 1, 1997

Class C

December 31, 1998

Total Quality Management Fund

Class A

September 30, 2004

Class I

September 30, 2004

Class C

September 30, 2004

PROSPECT SERVICING ANNUAL FEE SCHEDULE

Full Service (Inbound Teleservicing and Kit Assembly and Mailing)

TIER 1 (0-50 orders per month)

Account Management

     $   300/month

TIER 2 (51-250 orders per month)

Account Management

     $  300/month

First 50 orders

     NC

Per order over 50

     $   4.00/order

TIER 3 (251-500 orders per month)

Account Management

     $ 1,000/month

First 250 orders

     NC

Per order over 250

     $   3.50/order

TIER 4 (over 500 orders per month)

Account Management

    $ 2,000/month

First 500 orders

    NC

Per order over 500

    $   3.00/order

E-mail/internet Lead Origination – $2.50 per request

Service includes account management, lead reporting, call servicing, database management, kit assembly and mailing (excluding postage and materials).

Inbound Teleservicing (only)

Account Management

          $100/month

Call Servicing

$.99/minute

Base Reporting Services Included.

Assumes that client is responsible for costs associated with order delivery.

Lead Conversion Reporting

Account Management

      $   700/month

Database Installation, Setup

      $1,500/fund group

Web On-line Fund Fulfillment

Account Management

 $   500/month

Installation, Setup

 $       0 (NC)

Per Retail Request

 $    .40/retail request

Per Intermediary Request

 $    .60/retail request

Follow-up Services

Correspondence

$2.00/letter

E-mail Correspondence

  (Separate Quote)*

Telemarketing

  (Separate Quote)*

Customized Services

  (Separate Quote)*

*Dependent upon client requirements

All fees are billed monthly plus out-of-pocket expenses,  including, but not limited to:

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Customized reporting development ($150.00/hour)

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Postage, stationery

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Programming, special reports

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Retention of records

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File transmission charges

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Legal expenses

All other out-of-pocket expenses

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